Exhibit 10.3

EXECUTION VERSION

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (this “Agreement”) is made and entered into as of August 20, 2015 between MARRONE BIO INNOVATIONS, INC., a Delaware corporation company (the “Company”), and JAMES IADEMARCO (the “Executive”).

RECITALS

A. The Company and the Executive are parties to a letter agreement dated as of December 31, 2014 (as amended through the date hereof, the “Letter Agreement”), pursuant to which the Employee is currently employed by the Company as its President and Chief Operating Officer.

B. The Company and the Executive mutually desire for the Executive to transition out of his various roles at the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Agreement, the Company and the Executive hereby agree as follows:

1. Definitions. Unless otherwise defined herein, the capitalized terms defined in Exhibit A shall have the meanings therein specified for all purposes of this Agreement.

2. Termination of Employment; Transition Period.

(a) The Executive hereby tenders his resignation as President and Chief Operating Officer, and from all other positions he may hold with the Company or any Subsidiary, effective as of August 31, 2015 (the “Termination Date”), and the Company hereby accepts such resignation effective as of the Termination Date. The parties acknowledge and agree that the Executive’s employment shall terminate on the Termination Date.

(b) From the date hereof through the Termination Date:

(i) the Executive agrees to perform such duties as may be reasonably requested by the Company in connection with his transition from the position of Chief Operating Officer of the Company; provided; that the parties acknowledge and agree that the Executive is not expected or required to come to the Company’s offices after the date hereof;

(ii) the Executive shall continue to comply with the rules, regulations, and practices as adopted or modified from time to time in the Company’s sole discretion; and

(iii) pursuant to the Letter Agreement, the Executive shall remain an at-will employee and, subject to Section 4(b) below, (i) the Company may terminate the Executive’s employment at any time, with or without cause, and (ii) the Executive may voluntarily terminate his employment at any time upon reasonable advance notice to the Company.

(c) The Executive and the Company will mutually agree to the form of press release to be issued by the Company announcing the Executive’s transition from the Company pursuant to the terms hereof.

3. Compensation and Benefits.

(a) Until the Termination Date:

(i) The Executive shall continue to receive base salary in effect as of the date hereof, payable in accordance with the Company’s standard payroll procedures; and

(ii) The Executive shall receive such other benefits as are described in the Employment Letter.

(b) Following the Termination Date, and upon the Executive’s execution on the Termination Date of the Release, the Executive shall be entitled to the following:

On or before the 15th day of each of the twelve months following the Termination Date, the Company shall pay to the Executive an amount equal to one-twelfth of his base salary. Each party hereto acknowledges and agrees that the base salary severance set forth in this Section 4(d) is intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii); provided, that the Executive shall not be eligible for or entitled to the benefits described in clauses (i) through (ii) above, and such benefits shall be null and void ab initio, if the Executive revokes the Release pursuant to paragraph (g) thereof.

(c) Provided the Executive (or the Executive’s spouse and dependents) are eligible for and timely elect to continue health and vision insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) following the Termination Date and in full satisfaction of the Company’s obligation to provide the Executive with medical and dental coverage for 6 months pursuant to the Letter Agreement, the Company will timely pay the premium payments for such COBRA coverage for the Executive (and the Executive’s spouse and dependents) from the first date on which Executive loses health care and vision coverage as an employee of the Company until the earlier of: (i) the date that 6 months of premium payments have been paid by the Company, (ii) the date that the Executive (or the Executive’s spouse and dependents, as applicable) receive substantially equivalent health and vision coverage in connection with new employment, or (iii) the date that the Executive (or the Executive’s spouse and dependents, as applicable) are no longer eligible for COBRA.

(d) The Company acknowledges and agrees that the Executive will not be required to reimburse the Company for any relocation expenses previously paid by the Company to the Executive under the Letter Agreement.

(e) The Executive acknowledges and agrees that, except as expressly set forth in this Section 3, he does not have, is not eligible for or entitled to, and shall not receive (i) any other compensation or benefits (under the Letter Agreement or otherwise), including any stock options or other equity in the Company or any Subsidiary or (iii) any further, rights, title or interest in or to (A) the Company or any Subsidiary, or (B) any of their respective businesses, properties or assets.

4. Additional Obligations

(a) The Executive acknowledges and agrees that his obligations under the Confidentiality Agreement shall continue in full force and effect, including after the Termination Date.

(b) The Executive will not, directly or indirectly, individually or in concert with others, engage in any conduct or make any statement calculated or likely to have the effect of undermining, disparaging or otherwise reflecting poorly upon the Company (or its products, business, employees, officers and directors); provided, that the Executive may give truthful testimony if properly subpoenaed to testify under oath.

(c) No executive officer of the Company shall, directly or indirectly, individually or in concert with others, engage in any conduct or make any statement, calculated or likely to have the effect of undermining, disparaging or otherwise reflecting poorly upon Executive; provided, that such individuals may give truthful testimony if properly subpoenaed to testify under oath.

(d) On the Termination Date, the Executive shall surrender to the Company the personal property of the Company in his possession or control.

(e) For a period of 90 days following the date hereof, the Executive agrees to make himself available to provide to the Company (as an independent contractor) such consulting services, if any, as may be reasonably requested by the Company pursuant to such terms and conditions as may be mutually agreed to by the Executive and the Company; provided, that either party may terminate his or its obligations under this subsection (e) at any time prior to the end of such 90-day period upon written notice to the other party.

(f) The Executive agrees to cooperate fully with the Company and its affiliates and Subsidiaries in connection with their actual or contemplated defense, prosecution, or investigation of any claim or demands by third parties, or other matters, arising from events, acts, or failures to act that occurred during the time period in which the Executive was employed by the Company. Such cooperation includes, without limitation, making himself reasonably available upon reasonable notice, without subpoena, for interviews and truthful and accurate deposition and trial testimony. The Company shall reimburse the Executive for any reasonable and documented out-of-pocket fees and expenses incurred by the Executive in connection with such cooperation.

5. Representations.

(a) The Executive represents that he has full authority to enter into this Agreement and is not under any contractual restraint which would prohibit him from satisfactorily performing his duties to the Company under this Agreement.

(b) The Executive agrees to indemnify and hold harmless the Company and each MBI Party from and against any losses, liabilities, damages or costs (including reasonable attorney’s fees) arising out of a breach of any of the representations, warranties and covenants of the Executive set forth in this Agreement.

(c) The Executive acknowledges that the Company has indicated to the Executive that he is free to seek advice from independent counsel with respect to this Agreement. The Executive has either obtained such advice or, after carefully reviewing this Agreement, has decided to forego such advice. The Executive is not relying on any representation or advice from the Company or any MBI Party regarding this Agreement, its content or effect.

6. Section 409A. Each party hereto intends that all payments made under this Agreement are exempt from the requirements of Section 409A so that none of the payments or benefits will be subject to the adverse tax penalties imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt.

7. Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal substantive laws (and not the laws of conflicts) of the State of California. The parties agree that any dispute or disagreement which may arise under or pursuant to this Agreement or the Release or the transactions contemplated hereby or thereby may be enforceable against the parties hereto in the courts of the State of California and the Federal courts of the United States sitting in Sacramento County, State of California. For such purpose, the parties hereto hereby irrevocably submit to the nonexclusive jurisdiction of such courts, and agree that all claims in respect of this Agreement and the Release may be heard and determined in such courts.

8. Equitable Relief. The Executive acknowledges that the Company is relying for its protection upon the existence and validity of the provisions of this Agreement, that the services to be rendered by the Executive are of a special, unique and extraordinary character, and that irreparable injury will result to the Company from any violation or continuing violation of the provisions hereof for which damages may not be an adequate remedy. Accordingly, the Executive hereby agrees that in addition to the remedies available to the Company by law or under this Agreement, the Company shall be entitled to obtain such equitable relief as may be permitted by law in a court of competent jurisdiction including, without limitation, injunctive relief from any violation or continuing violation by the Executive of any term or provision of this Agreement.

9. Entire Agreement. It is understood, acknowledged and agreed that there are no oral agreements between the parties hereto or their affiliates and that this Agreement (together with the Letter Agreement and the Confidentiality Agreement) constitutes the parties’ and their affiliates’ entire agreement and supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between the parties hereto and their affiliates, and none thereof shall be used to interpret or construe this Agreement. This Agreement, and the exhibits attached hereto contain all of the terms, covenants, conditions, warranties and agreements of the parties and their affiliates, shall be considered to be the only agreement between the parties hereto and their affiliates and their respective representatives and agents with respect thereto. Except as expressly stated in this Agreement, no party or its affiliates has made any statement or representation to the other party or its affiliates regarding any fact, which statement or representation is relied upon by the other party in entering into this Agreement. Except as expressly stated in this Agreement, in connection with the execution of this Agreement, no party to this Agreement or its affiliates has relied upon any statement, representation or promise of the other party or its affiliates not expressly contained herein.

10. Assignability.

(a) In the event the Company shall merge or consolidate with any other corporation, partnership or business entity, or all or substantially all of the Company’s business or assets shall be transferred in any manner to any other corporation, partnership or business entity, then such successor to the Company shall thereupon succeed to, and be subject to, all rights, interests, duties and obligations of, and shall thereafter be deemed for all purposes hereof to be, the “Company” under this Agreement.

(b) The rights and obligations of the Executive hereunder are personal in nature and the Executive shall not, without the written consent of the Company, assign or transfer this Agreement or any rights or obligations hereunder.

(c) Except as set forth in Section 6, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any person, other than the parties to this Agreement, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition of this Agreement.

11. Amendments; Waivers. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants of this Agreement may be waived only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance. Any such written instrument must be approved by the Board to be effective as against the Company. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

12. Notice. All notices, requests or consents required or permitted under this Agreement shall be made in writing and shall be given to the other parties by personal delivery, overnight air courier (with receipt signature), email, or facsimile transmission (with “answerback” confirmation of transmission), sent to such party’s addresses or telecopy numbers as are set forth below such party’s signatures to this Agreement, or such other addresses or telecopy numbers of which the parties have given notice pursuant to this Section 13. Each such notice, request or consent shall be deemed effective upon the date of actual receipt, receipt signature or confirmation of transmission, as applicable.

13. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties to this Agreement have executed this Separation Agreement as of the date first above written.

MARRONE BIO INNOVATIONS, INC.

By:	/s/ Pamela Marrone
Pamela Marrone
Chief Executive Officer

/s/ James Iademarco
JAMES IADEMARCO

EXHIBIT A

DEFINITIONS

“Board” shall mean the Company’s Board of Directors.

“CEO” shall mean the Company’s Chief Executive Officer.

“Confidentiality Agreement” shall mean Employee Confidential Information and Assignment of Inventions Agreement, dated as of January 15, 2015 between the Executive and the Company.

“MBI Parties” shall mean (i) the Company, (ii) each Subsidiary, and (ii) each of their respective current and former officers, directors, affiliates, attorneys, agents, employees and representatives.

“Release” shall mean the General Release in favor of the Company in the form attached as Exhibit B hereto.

“Section 409A” shall mean Section 409A of the Internal Revenue Code of 1986, as amended, together with the regulations and other guidance thereunder

“Subsidiaries” shall mean, collectively, (i) Marrone Michigan Manufacturing, Inc. a Delaware corporation, and (ii) any other entity in which the Company may, directly or indirectly, acquire an equity interest during the Transition Period.

“Termination Date” shall have the meaning assigned to such term in Section 2(a) hereof.

“Transition Period” shall mean the period from the date hereof through the Termination Date

EXHIBIT B

FORM OF RELEASE

(a) This release (the “Release”) is being delivered by the undersigned pursuant to the Separation Agreement between the undersigned and Marrone Bio Innovations, Inc. (the “Company”) dated as of August 20, 2015 (the “Separation Agreement”). Capitalized terms not otherwise defined in this Release shall have the meaning set forth in the Separation Agreement.

(b) The undersigned hereby releases and discharges the Company and each other MBI Party from any and all claims (including claims for equity), obligations and liabilities, whether known or unknown, at law or in equity, through the date hereof relating to or arising out of (i) the undersigned’s services to, or positions with, the Company or any Subsidiary or any of their affiliates, or (ii) the undersigned’s equity interests in the Company, including any and all claims under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act of 1990, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the Equal Pay Act, the Family and Medical Leave Act, and any other federal, state, or local statute, rule, regulation, ordinance, public policy, or principle of common law, including but not limited to any and all claims based upon alleged wrongful or retaliatory discharge, constructive discharge, tortious interference, negligence, intentional infliction of emotional distress, defamation, invasion of privacy, employment discrimination on any basis, harassment on any basis, retaliation on any basis, fraud, breach of express or implied contract and emotional distress, and all claims for compensatory damages, punitive damages, attorneys’ fees, salary, commissions, bonuses, expense reimbursements, severance payments, deferred compensation payments, health benefits, retirement benefits, vacation pay, holiday pay, sick pay and any other wages or monies due. Notwithstanding the foregoing, the undersigned does not waive any rights he may have to enforce the terms of the Separation Agreement.

(c) The undersigned represents and agrees that he (i) has not and will not file or initiate any legal proceedings, complaints or charges of any kind with any court or governmental or administrative agency against the Company or any one or more of the MBI Parties relating to or arising out of (X) the undersigned’s services to, or positions with, the Company or any Subsidiary or any of their affiliates, or (Y) the undersigned’s equity interests in the Company and (ii) will not participate in or accept any monies from any such action either in his individual capacity or as part of a representative or class action; provided that, (i) nothing in this Agreement prohibits you from making a good faith anonymous complaint about any MBI Parties to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General regarding alleged fraud or other violations of law as contemplated by the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other similar whistleblower protection laws that provide employees the right to complain anonymously and (ii) you do not need the prior authorization of the Company to make any such reports or disclosures, and you are not required to notify the Company that you have made such reports or disclosures. The undersigned further agrees that he will not solicit, encourage, assist or cooperate in any proceedings, complaints or charges against the Company or any one or more of the MBI Parties brought by any other person or entity unless specifically subpoenaed to appear or otherwise required by court order or in an official governmental investigation or otherwise required by law. The Company and each MBI Party shall be entitled to plead this Release as a complete defense to any claim or entitlement relating to or arising out of (X) the undersigned’s services to, or positions with, the Company or any Subsidiary or any of their affiliates, or (Y) the undersigned’s equity interests in the Company, which hereafter may be asserted by the undersigned or other persons or agencies acting on their behalf in any suit or claim against the Company or any one or more of the MBI Parties. In the event that the undersigned sues the Company or any one or more of the MBI Parties in violation of this Release, he agrees and acknowledges that he will pay such Person its litigation or arbitration costs and expenses, including reasonable attorneys’ fees, associated with his defense.

(d) The undersigned acknowledges that he is familiar with the provisions of Section 1542 of the Civil Code of the State of California, which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

The undersigned hereby waives and relinquishes all rights and benefits which he may have under Section 1542 of the Civil Code of the State of California (or the law of any other state or jurisdiction to the same or similar effect) to the full extent permitted by law.

(e) The undersigned has been advised in writing to consult with an attorney concerning this Release before signing it.

(f) The undersigned has twenty-one (21) calendar days after receipt of this Release to consider its terms before signing it.

(g) The undersigned has the right to revoke this Release in full within seven (7) calendar days of executing it. Any revocation must be personally delivered or mailed to the Company (Attention, Linda Moore) and postmarked within seven (7) calendar days of the date of execution of this Release. None of the terms and provisions of this Release shall become effective or be enforceable until such revocation period has expired.

(h) Notwithstanding the foregoing, the parties acknowledge and agree that you are not waiving or being required to waive any right that cannot be waived as a matter of law, including the right to file a charge with or participate in an investigation by a governmental administrative agency; provided, however, that you hereby disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation.

Executed this         of August , 2015